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                                                                   Exhibit 10.38

                                   EXHIBIT D

                            EMPLOYMENT AGREEMENT
                            --------------------


      This Employment Agreement (this "Agreement") is entered into effective as
                                       ---------
of the 4/th/ day of February, 1997, between Paul Skretny ("Employee"), a
                                                           --------
resident of Waco, Texas, and The Vintage Group, Inc., a Texas corporation (the "Company"), whose principal executive offices are located in Waco, Texas.
 -------

      WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms hereinafter set forth;

      NOW, THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE 1
                                 DUTIES
                                 ------

      1.1  Employment.  During the term of this Agreement, the Company agrees to
           ----------
employ Employee, and Employee accepts such employment, on the terms and conditions set forth in this Agreement.

      1.2  Extent of Service.  During the term of this Agreement, Employee shall
           -----------------
devote his full-time business time, energy and skill to the affairs of the Company and its affiliated companies, and Employee shall not be engaged in any other business or consulting activities pursued for gain, profit or other pecuniary advantage, without the prior written consent of the Company. The foregoing shall not prevent Employee from making monetary investments in businesses that do not involve any services on the part of Employee in the operation or affairs of such businesses.

      1.3  Duties.  Employee's duties hereunder shall include acting as the
           ------
President and Chief Executive Officer of the Company and its current subsidiaries, including without limitation, Sterling Trust Company and Vintage Financial Services Corporation, or such other duties as may be prescribed from time to time by the Board of Directors of the Company (the "Board"). Although, as the Chief Executive Officer of the Company, Employee will be responsible for the day-to-day operations of the Company, Employee will report directly to the Board and be subject to the control of the Board. Employee shall also perform, for the compensation herein expressed, related services for the Company's other subsidiaries and joint ventures.

      1.4  Access to and Use of Proprietary Information.  Employee recognizes
           --------------------------------------------
and the Company agrees that, to assist Employee in the performance of his duties hereunder, Employee
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will be provided access to and limited use of proprietary and confidential information of the Company.

                                ARTICLE 2
                           TERM OF EMPLOYMENT
                           ------------------

      The term of this Agreement shall commence on the date hereof and continue for three years, unless earlier terminated pursuant to Article 4 hereof.
                                                       ---------

                                ARTICLE 3
                              COMPENSATION
                              ------------

      3.1  Annual Base Salary.  As compensation for services rendered under
           ------------------
this Agreement, Employee shall be entitled to receive from the Company an annual base salary (before standard deductions) of $135,500, subject to periodic review and adjustment by the Board. Employee's annual base salary shall be payable at regular intervals (at least semi-monthly) in accordance with the prevailing practice and policy of the Company.


      3.2  Performance Bonus.  As additional compensation for services rendered
           -----------------
under this Agreement, Employee shall also be eligible to receive a performance bonus consistent with the bonuses paid to the senior management of Matrix Capital Corporation's subsidiaries, provided that the Board in good faith determines that Employee has met the performance standards consistent with his position.

      3.3  Benefits.  Employee shall, in addition to the compensation provided
           --------
for herein, be entitled to the following additional benefits:

           (a)  Medical, Health and Disability Benefits.  Employee shall be
                --------------------------------------
      entitled to receive all medical, health and disability benefits that may, from time to time, be provided by the Company to all employees of the Company as a group.

           (b)  Other Benefits.  Employee shall also be entitled to receive any
                --------------
      other benefits that may, from time to time, be provided by the Company to all employees of the Company as a group.

           (c)  Vacation.  Employee shall be entitled to an annual vacation
                --------
      determined in accordance with the prevailing practice and policy of the Company (initially three weeks per year).

           (d)  Holidays.  Employee shall be entitled to holidays in accordance
                --------
      with, the prevailing practice and policy of the Company.


                                        2




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      rendering of services at the Company's request, provided that such expenses are incurred in accordance with the prevailing practice and policy of the Company and are properly deductible (in whole or in part) by the Company for federal income tax purposes. As a condition to such reimbursement, Employee shall submit an itemized accounting of such expenses in reasonable detail, including receipts where required under federal income tax laws.

           (f)  Options.  Matrix Capital Corporation ("Matrix") shall grant on
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      the date hereof Employee options (the "Options") to purchase 25,000 shares of Matrix common stock (the "Common Stock") pursuant to the 1996 Amended and Restated Stock Option Plan (the "Plan") at an exercise price equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the effective date of this Agreement. The Options shall become exercisable in 20% increments on the first, second, third, fourth and fifth anniversary dates of the date of grant of the Options, respectively; provided that if Employee is terminated by the Company during the five years period of vesting, other than for "Cause," such Options shall become immediately exercisable for a period of 30 days.

      3.4  Commencement of Compensation.  Compensation under this Agreement
           ----------------------------
shall be payable to Employee commencing upon Employee's commencement of full-time service to the Company.

                                  ARTICLE 4
                                 TERMINATION
                                 -----------

      4.1  Termination With Notice.  This Agreement may be terminated by the
           -----------------------
Company or Employee, without cause, upon 30 days' prior written notice thereof given by one party to the other party. In the event of termination by the Company pursuant to this Section 4.1, the Company shall pay Employee a lump-sum
                         -----------
equal to 100% of Employee's then-effective base salary (subject to standard deductions) over the remaining term of this Agreement. In the event of termination by Employee pursuant to this Section 4.1, the Company shall pay
                                         -----------
Employee pursuant to this Section 4.1, the Company shall pay Employee his
                          -----------
monthly base salary (subject to standard deductions) earned pro rata to the date of such termination. In either event, upon payment of the foregoing, the Company shall have no further obligations to Employee hereunder.

      4.2  Termination For Cause.  This Agreement may be terminated by the
           ---------------------
Company for "Cause" (hereinafter defined) upon written notice thereof given by the Company to Employee. In the event of termination pursuant to this Section
                                                                       -------
4.2, the Company shall pay Employee his monthly base salary (subject to standard
---
deductions) earned pro rata to the date of such termination and the Company shall have no further obligations to Employee hereunder. The term "Cause" used in this Section 4.2 means (i) the continued failure by Employee to substantially
        -----------
perform his reasonably assigned duties, which failure is not remedied by Employee within a reasonable period of time after Employee is given notice of such failure, (ii) a material breach by Employee of any of the terms or conditions of this Agreement or (iii) any intentional dishonest, unethical,

                                     3

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fraudulent or felonious act committed or engaged in by Employee in respect of his duties to the Company.

      4.3   Termination Upon Death or Disability.  In the event that Employee
            ------------------------------------
dies, this Agreement shall terminate upon Employee's death. Likewise, if Employee becomes "disabled" as determined in accordance with the Company's disability insurance policies and plans, the Company may, upon notice to Employee, terminate this Agreement. In the event of termination pursuant to this Section 4.3, Employee (or his legal representatives) shall be entitled only
     -----------
to his monthly base salary earned pro rata for services actually rendered prior to the date of such termination; provided, however, Employee shall not be entitled to his monthly base salary for any period with respect to which Employee has received short-term or long-term disability benefits under employee benefit plans maintained from time to time by the Company.

      4.4   Survival of Provisions.  The covenants and provisions of Articles 5
            ----------------------                                   ----------
and 6 hereof shall survive any termination of this Agreement and continue for
   ---
the periods indicated, regardless of how such termination may be brought about.

                                       ARTICLE 5
                                CONFIDENTIAL INFORMATION
                                ------------------------

      5.1   Confidential Information. Employee agrees to keep confidential all
            ------------------------
information protected by the Company as trade secrets ("Confidential Information") during the term of this Agreement (including any leaves of absence) and will neither use nor disclose the Confidential Information without written authorization by the Company. The Company and Employee mutually agree that the following types of information shall not be protected by this
Agreement:

            (a) Information already available to the public at the time Employee received it;

            (b) Information which although disclosed in confidence to Employee is later disseminated by the Company to the public;

            (c) Information which although received in confidence by Employee is subsequently disseminated to the public by a third party who has not breached any duty to any other party in disseminating such information;

            (d) Information given by the Company in confidence to Employee which Employee is expressly authorized in writing by the Company to use or disclose thereafter; and

            (e) Information required by law to be disclosed, provided that Employee will promptly advise the Company of any such required disclosure and cooperate fully with the

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      Company to avoid such disclosure, if legally possible, or to obtain confidential treatment of such Information disclosed.

Employee also understands and agrees that he will maintain in confidence all information known to him by reason of his employment. For purposes of this Agreement, a trade secret "...may consist of any formula, pattern, device or compilation of information which is used in one's business, and which gives him or her an opportunity to obtain an advantage over competitors who do not know or use it. It may be a formula for a chemical compound, a process of manufacturing, trading or preserving materials, a pattern for machine or other device, or a list of customers..." as commonly interpreted by the courts of the State of Texas. Upon the termination of this Agreement, regardless of how such termination may be brought about, Employee shall deliver to the Company any and all documents, instruments, notes, papers or other expressions or embodiments of Confidential Information that are in Employee's possession or control.

      5.2   Publicity.  During the term of this Agreement and thereafter,
            ---------
Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public, press or otherwise, relating to Employee's employment hereunder or to the Company, without the prior written approval of the Company.

      5.3   Fiduciary Relationship. Employee, by virtue of his high position of
            ----------------------
trust and reliance on him by the Company, understands that Employee enjoys a fiduciary relationship with the Company in carrying out his obligations under this Article 5. Accordingly, Employee agrees to honor his obligations under this
     ---------
Agreement.

                                   ARTICLE 6
                             RESTRICTIVE COVENANTS
                             ---------------------

      6.1   Non-Competition.  In consideration of the benefits of this
            ---------------
Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, Employee hereby covenants and agrees that during the term of this Agreement and for a period of one year following termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, as proprietor, partner, shareholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity that engages, as its primary business (i) in the self-directed trust business anywhere is the United States or (ii) in any other business activity in Waco, Texas in which the Company participates during Employee's employment with the Company; provided, however, the foregoing shall not prohibit Employee from purchasing and holding as an investment not more than 5% of any class of publicly traded securities of any entity that conducts a business in competition with the business of the Company, so long as Employee does not participate in any way, directly or indirectly, in the management, operation or control of such entity.

                                        5
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      6.2   Judicial Reformation.  Employee acknowledges that, given the nature
            --------------------
of the Company's business, the covenants contained in Section 6.1 establish
                                                      -----------
reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect its legitimate business interests. If, however, Section 6.1 is determined by any
                                            -----------
court competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

      6.3   Customer Lists. Non-Solicitation.  In consideration of the benefits
            --------------------------------
of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, Employees hereby further covenants and agrees that for a period of two years following the termination of this Agreement, regardless of how such termination may be brought about, Employees shall not, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of the Company or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company on whom he became acquainted during his employment with the company, nor (c) recruit, hire or attempt to recruit or hire any employees of the Company.

                                       ARTICLE 7
                                    MISCELLANEOUS
                                    -------------

      7.1   Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by an overnight delivery service with tracking procedures or by facsimile to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice: If to Employee, at the address set forth below his name on the signature page hereof; and if to the Company, at 1380 Lawrence Street, Suite 1410, Denver, Colorado 80204, Attention: Board of Directors.

      7.2   Equitable Relief.  In the event of a breach or a threatened breach
            ----------------
by Employee of any of the provisions contained in Article 5 or 6 of this
                                                  ---------    -
Agreement, Employee acknowledges that the Company will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Company may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

                                        6
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     7.3      Assignment. The rights and obligations of the Company under this
              ----------
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Employee's rights under this Agreement are not assignable and any attempted assignment the reof shall be null and void.

     7.4      Governing Law: Venue. This Agreement shall be subject to and
              --------------------
governed by the laws of the State of Texas. Non-exclusive venue for any action permitted hereunder shall be proper in Dallas, Dallas County, Texas, and Employee hereby consents to such venue.

     7.5      Entire Agreement: Amendments.  This Agreement constitutes the
              ----------------------------
entire agreement between the parties and supersedes all other agreements between the parties that may relate to the subject matter contained in this Agreement. This Agreement may not be amended or modified except by an agreement in writing that refers to this Agreement and is signed by both parties.

     7.6      Headings.  The headings of sections and subsections of this
              --------
Agreement are for convenience only and shall not in any way affect the interpretation of any provision of this Agreement or of the Agreement itself.

     7.7      Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     7.8      Waiver.  The waiver by any party of a breach of any provision
              ------
hereof shall not be deemed to constitute the waiver of any prior or subsequent breach of the same provision or any other provisions hereof. Further, the failure of any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement unless such party expressly waives such provision pursuant to a written instrument which refers to this Agreement and is signed by such party.

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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                            THE VINTAGE GROUP, INC.



                                            By:
                                                --------------------------
                                            Print Name:
                                                        ------------------
                                            Title:
                                                   -----------------------

                                            EMPLOYEE:


                                             /s/
                                            ------------------------------
                                            Paul Skretny

                                            Address: 7901 Fish Pond Road
                                                     Waco, Texas 76710

     Matrix Capital Corporation acknowledges and agrees to the provisions of
Section 3.3(f).

                                            MATRIX CAPITAL CORPORATION


                                            By: /s/
                                                --------------------------
                                            Name:
                                                  ------------------------
                                            Title:
                                                   -----------------------

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